UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

COMPLETE GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34939 (Commission File Number)	20-3226545 (IRS Employer Identification Number)

2071 Stierlin Court

Mountain View, California 94043

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 943-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 27, 2011, Complete Genomics, Inc. (the “Company”) announced that Keith Raffel will join the Company as Senior Vice President and Chief Commercial Officer on June 27, 2011. Mr. Raffel has over 20 years of experience working with high-tech companies. Mr. Raffel served as Group Vice President, CRM OnDemand Products at Oracle Corporation (“Oracle”) from 2006 to 2008, and as Group Vice President, CRM OnDemand Products, at Siebel Systems, Inc. (“Siebel”) from 2003 to 2006. Mr. Raffel had previously founded UpShot Corporation, the first cloud-computing company in Silicon Valley, in 1997 and served as its Chairman and as a Director. In 2003, Upshot Corporation was purchased by Siebel, which was purchased by Oracle in 2006. From 1989 to 1996, Mr. Raffel served in executive positions in marketing, customer support and business development at Echelon Corporation. From 1982 to 1989, he served in various roles of increasing responsibility at Rolm Corporation, including as General Manager of the International Division from 1988 to 1989. Mr. Raffel received a B.A. from Harvard College, an M. Litt from the University of Oxford and a J.D. from Harvard Law School.

On June 27, 2011, the Company announced that, as of June 24, 2011, Mark J. Sutherland, Senior Vice President of Business Development, had become Vice President of Business Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2011	COMPLETE GENOMICS, INC.

	By:	/s/ Clifford Reid

Name:	Clifford Reid
Title:	President and Chief Executive Officer